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                                                                   EXHIBIT 23.2
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                        INDEPENDENT ACCOUNTANT'S CONSENT



     We consent to the incorporation by reference in the registration statement of Hills Stores Company, Hills Department Store Company, Canton Advertising, Inc., Corporate Vision, Inc., C.R.H. International, Inc., HDS Transport, Inc.
and Hills Distributing Company on Form S-4 (File no. 333-   ) of our report
dated March 10, 1995 on our audits of the Consolidated Financial Statements and Financial Statement Schedules of Hills Stores Company as of January 28, 1995 and January 29, 1994 and for the year ended January 28, 1995, the seventeen week period ended January 29, 1994 and the thirty-five week period ended October 2, 1993, which report is included in the Hills Stores Company Annual Report on Form 10-K for the year ended February 3, 1996. We also consent to the reference to our firm under the caption "Experts".




                                            COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
May 30, 1996